Exhibit 15(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-229860, 333-208276 and 333-178183) of ASE Technology Holding Co., Ltd. of our report dated March 18, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting of Siliconware Precision Industries Co., Ltd., which appears in this Form 20-F of ASE Technology Holding Co., Ltd.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China
April 6, 2021